As filed with the Securities and Exchange Commission on June 22, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2816101
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5800 Tennyson Parkway

Plano, Texas 75024

214-473-7000

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

TRIAD HOSPITALS, INC. AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Rebecca Hurley, Esq.

Senior Vice President and General Counsel

Triad Hospitals, Inc.

5800 Tennyson Parkway

Plano, Texas 75024

214-473-7000

(Name, address, including zip code, and telephone number, including area code of agent for services)

Copy to:

Morton A. Pierce, Esq.

Dewey Ballantine LLP

1301 Avenue of the Americas

New York, New York 10019-6092

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share(4)	1,500,000 shares	$53.93	$80,895,000	$9,521.34

(1)	Represents shares of the registrant’s common stock issuable pursuant to the Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan, as amended (the “Plan”), being registered hereon. Pursuant to separate Registration Statements on Form S-8 filed May 11, 1999 (Registration No. 333-78189) and March 14, 2005 (Registration No. 333-123295), the contents of which are incorporated herein by reference, the registrant previously registered 19,000,000 shares of common stock issuable pursuant to the Plan, which are not included in the above figure.
(2)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the registrant which results in an increase in the number of the registrant’s outstanding shares of common stock or shares issuable pursuant to awards granted under the Plan.
(3)	Estimated for the sole purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated as the average of the high and low selling prices, as reported by the New York Stock Exchange, Inc., of the common stock of the registrant on June 15, 2005.
(4)	Includes the Series A Preferred Stock purchase rights associated with the common stock.

INCORPORATION OF EARLIER REGISTRATION STATEMENTS

The contents of Registrations No. 333-78189 and No. 333-123295 are incorporated herein by reference.

ITEM 8. Exhibits.

The documents listed hereunder are filed as exhibits hereto.

Exhibit Number	Description
5.1	Opinion of Rebecca Hurley, Esq.

23.1	Consent of Rebecca Hurley, Esq. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.1	Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan, incorporated by reference from Exhibit A to Triad Hospitals, Inc.’s definitive Proxy Statement on Schedule 14A filed on April 22, 2005 in connection with its 2005 annual meeting held on May 24, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on June 22, 2005.

TRIAD HOSPITALS, INC.

By:	/s/ James D. Shelton
James D. Shelton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: June 22, 2005	/s/ James D. Shelton
James D. Shelton
Chairman of the Board, President
and Chief Executive Officer and Director
(Principal executive officer)

Date: June 22, 2005	/s/ W. Stephen Love
W. Stephen Love
Senior Vice President and Controller
(Principal accounting officer)

Date: June 22, 2005	/s/ Michael J. Parsons
Michael J. Parsons
Director

Date: June 22, 2005	/s/ Thomas G. Loeffler, Esq.
Thomas G. Loeffler, Esq.
Director

Date: June 22, 2005	/s/ Thomas F. Frist III
Thomas F. Frist III
Director

Date: June 22, 2005	/s/ Uwe E. Reinhardt, Ph.D.
Uwe E. Reinhardt, Ph.D.
Director

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Date: June 22, 2005	/s/ Dale V. Kesler
Dale V. Kesler
Director

Date: June 22, 2005	/s/ Gale E. Sayers
Gale E. Sayers
Director

Date: June 22, 2005	/s/ Barbara A. Durand, R.N., Ed.D
Barbara A. Durand, R.N., Ed.D.
Director

Date: June 22, 2005	/s/ Donald B. Halverstadt, M.D.
Donald B. Halverstadt, M.D.
Director

Date: June 22, 2005
Nancy-Ann DeParle
Director

Date: June 22, 2005	/s/ Michael K. Jhin
Michael K. Jhin
Director

Date: June 22, 2005	/s/ Harriet R. Michel
Harriet R. Michel
Director

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INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Rebecca Hurley, Esq.

23.1	Consent of Rebecca Hurley, Esq. (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.1	Triad Hospitals, Inc. Amended and Restated Long-Term Incentive Plan, incorporated by reference from Exhibit A to Triad Hospitals, Inc.’s definitive Proxy Statement on Schedule 14A filed on April 22, 2005 in connection with its 2005 annual meeting held on May 24, 2005.

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